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                                                                       EXHIBIT 5



             Opinion and Consent of Brobeck, Phleger & Harrison LLP







                               September 15, 1997



Intevac, Inc.
3550 Bassett Street
Santa Clara, California 95054

                    Re:   Intevac, Inc. Registration Statement
                          for Offering of 250,000 Shares of Common Stock

Ladies and Gentlemen:

        We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 250,000 shares of Common Stock under the Company's Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Employee Stock Purchase Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.





                                   Very truly yours,



                                   /s/ Brobeck, Phleger & Harrison LLP

                                   BROBECK, PHLEGER & HARRISON LLP